UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

BONK, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18801 N Thompson Peak Pkwy Ste 380, Scottsdale, AZ 85255

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BNKK	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard

On November 5, 2025, Bonk, Inc. (the “Company”) received a letter (the “Letter”) from the staff of the Nasdaq Stock Market Listing Qualifications (“Staff”) that the previously disclosed private placements that the Company entered into on August 8, 2025 and August 29, 2025 (the “Transactions”) together and individually failed to comply with the following Nasdaq Listing Rules (the “Rules”): (i) notification requirements under Listing Rules 5250(b)(1), 5250(e)(2)(B) and 5250(e)(2)(D); (ii) Shareholder Approval requirements under Listing Rules 5635(a) and 5635(b); and (iii) Voting Rights requirements under Listing Rule 5640.

The Letter further stated that based on the Company’s corrective actions to amend the Transactions and subsequent disclosures, Staff has determined that the Company has regained compliance with the Rules, and that the matter is closed.

August 8, 2025 Transaction

On August 8, 2025, the Company entered into a Securities Purchase Agreement for an offering of 35,000 shares of its Series C Convertible Preferred Stock (the “Preferred Stock”), convertible into 62,701,541 shares of common stock, subject to a conversion cap of 19.99% of the outstanding shares of Common Stock until stockholder approval is obtained. The Preferred Stock also included rights to appoint 50% of the Company’s board of directors as long as the Preferred Stock remained issued and outstanding (the “Board Appointment Right”).

Staff determined that the Company violated Listing Rule 5640 by issuing Preferred Stock with designation rights at a level disproportionally greater than its ownership position, thereby reducing the existing shareholders’ voting power. Staff has also determined that, as a result of the Board Appointment Right, the issuance of the Preferred Stock resulted in a Change of Control and as a result required shareholder approval under Listing Rule 5635(b). Since the Company failed to receive shareholder approval prior to the issuance of Preferred Stock, the Company violated Listing Rule 5635(b).

Finally, the Company failed to notify Nasdaq 15 days prior to the issuance of the Preferred Stock, as required by Listing Rule 5250(e). On September 13, 2025, the Company filed the Notification Form Listing of Additional Shares.

Subsequently, on October 6, 2025, the Company amended the Board Appointment Right of the Preferred Stock to include a step-down provision to comply with the Voting Rights Rule under Listing Rule 5640.

August 25, 2025 Transaction

On August 25, 2025, the Company entered into an agreement to issue 51,921,080 shares (the “Shares”) of common stock to a single investor for consideration paid in BONK Tokens valued at $25 million based on the August 22, 2025, closing price for BONK Tokens (the “PIPE”). On September 5, 2025, the Company filed the Listing of Additional Shares for the PIPE. According to the Form 8-K filed August 29, 2025, the Company closed the PIPE, and the Shares were issued.

Upon review, Staff determined that the Company violated Listing 5635(a) which requires shareholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if number and the voting power of shares of common stock to be issued is equal to or in excess of 20% of the number of shares or voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock.

However, in a correspondence dated October 10, 2025, the Company stated that on September 3, 2025, the Company instructed the transfer agent to not issue the Shares. Notwithstanding this information along with the Company’s public disclosure and Listing of Additional Shares notification form stating that the transaction closed on August 29, 2025, it wasn’t until October 16, 2025, that the Company filed a Form 8-K, updating its inaccurate disclosure stating that the Shares have not been issued and the issuance is subject to shareholder approval. As a result, Staff has determined that the Company failed to comply with the obligation to make prompt public disclose of material information material information under Listing Rule 5250(b)(1).

Although Staff has determined that the Transactions violated Nasdaq’s notification requirements under Listing Rules 5250(b)(1), 5250(e)(2)(B) and 5250(e)(2)(D), Nasdaq’s shareholder approval requirements under Listing Rules 5635(a) and 5635(b), and Nasdaq’s Voting Rights Rule under 5640, based on the Company’s corrective actions to amend the Transactions and subsequent disclosures, Staff has determined that the Company has regained compliance with the Rules, and this matter is closed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

Effective as of November 5, 2025, the Board of Directors (the “Board”) of the Company appointed Stacey Duffy and Jamie McAvity as independent members of the Board to serve until the Company’s 2026 Annual Meeting of Stockholders. Both Ms. Duffy and Mr. McAvity will receive compensation consistent with the Company’s non-executive directors.

Neither Ms. Duffy nor Mr. McAvity has any family relationships with any of the Company’s directors or executive officers.

Director Resignation

On November 5, 2025, Jordan Schur and Rich Pascucci notified the Board of their decisions to resign from the Board. The Board thanks Messrs. Schur and Pascucci for their service to the Company. Messrs. Schur’s and Pascucci’s resignations from the Board were not associated with or attributable to any disagreement with the Company, the Company’s management, or any other member of the Board.

Mr. Schur will remain in his executive role as President of the Company.

A copy of the press release announcing the change in the composition of the Board is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release, dated November 6, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2025

BONK, INC.

By:	/s/ Jarrett Boon
Jarrett Boon
Chief Executive Officer